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                                                                   EXHIBIT 23(B)
                       INDEPENDENT AUDITORS' CONSENT

     We consent to incorporation by reference in this registration statement on Form S-8 of Duke Energy Corporation of our report dated January 16, 1997, on the consolidated financial statements of PanEnergy Corp as of December 31, 1996 and for the years ended December 31, 1996 and 1995, appearing in the Annual Report on Form 10-K of Duke Energy Corporation for the year ended December 31, 1997.

                                                       KPMG Peat Marwick LLP

Houston, Texas
April 16, 1998